EXHIBIT 5.1


                                 MARK S. DODSON
                                Attorney at Law
                              220 NW Second Avenue
                          Portland, Oregon 97209-3991


                                        September 22, 2000


Northwest Natural Gas Company
220 N.W. Second Avenue
Portland, Oregon 97209

Ladies and Gentlemen:

          Referring to the Registration Statement on Form S-8 ("Registration Statement") to be filed by Northwest Natural Gas Company ("Company") on or about the date hereof with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, for the registration of up to 200,000 shares of the Company's common stock, $31/6 par value ("Stock"), and the rights to purchase common stock appurtenant thereto ("Rights"), to be offered from time to time in connection with the Northwest Natural Gas Company Employee Stock Purchase Plan ("Plan"), I am of the opinion that:

          1. The Company is a corporation validly organized and existing under the laws of the State of Oregon.

          2. All requisite action necessary to make the Stock validly issued, fully paid and non-assessable and the Rights validly issued will have been taken when:

          (a) the Stock shall have been issued and delivered for the consideration contemplated in the Plan; and

          (b) the Rights shall have been issued in accordance with the terms of the Rights Agreement dated as of February 27, 1996 between the Company and Boatmen's Trust Company (ChaseMellon Shareholders Services, successor).

          I am a member of the bar of the State of Oregon, but not of the State of Washington. In rendering this opinion, I have made such reviews of the laws of the State of Washington and had such consultations with the Company's State of Washington counsel as I believe necessary to satisfy myself as to questions of Washington law. As to all matters of New York law, I have relied upon an opinion of even date herewith addressed to you by Thelen Reid & Priest LLP which is filed as Exhibit 5.2 to the Registration Statement.

          I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/  Mark S. Dodson, Esq.

                                        Mark S. Dodson, Esq.